UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 8.01

OTHER EVENTS

Abakan, Inc. (“Abakan”) and Stratton S.A. (“Stratton”) initiated legal proceedings against First Canadian

Capital Corp. (“First Canadian”) on December 10, 2012, in the Circuit Court of the 6th Judicial Circuit In

and For Pinellas County, Florida. The claim was based on First Canadian’s alleged failure to perform according to the terms of a consulting agreement dated December 1, 2011, pursuant to which First

Canadian was to provide services aimed at raising investor awareness, attracting investment and identifying prospective financial parties in exchange for a monthly cash fee and Abakan shares. Abakan and Stratton sought the return of the 56,000 shares proffered or in the alternative for a judgment in an amount to be ascertained in excess of $1,000,000 for the fair market value of the shares.

On May 8, 2013, Abakan and Stratton entered into a settlement agreement with First Canadian pursuant to which 51,000 of the 56,000 shares proffered to First Canadian were to be cancelled. The 51,000 shares were subsequently cancelled and returned to Abakan’s authorized common stock. On June 6, 2013,

counsel for Abakan and Stratton filed a notice of voluntary dismissal with prejudice of the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

June 12, 2013

Name: Robert H. Miller

Title: Chief Executive Officer

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